Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES EXTENSION OF ITS REVOLVING CREDIT FACILITY

SANTA MONICA, Calif., April 28, 2020 — BlackRock TCP Capital Corp. (NASDAQ: TCPC) (“TCPC” or the “Company”) announced today the extension of its SVCP Credit Facility (the “Facility”) by one year to May 6, 2024. The Facility is led by ING Capital LLC and includes a total of 7 bank participants. The size of the Facility remains $270 million, and the pricing and advance rates were unchanged.

“We are pleased to announce this extension of our SVCP Credit Facility, which further enhances our flexible and diverse leverage program that includes two low-cost credit facilities, one convertible note issuance, two unsecured note issuances and an SBA program,” said BlackRock TCP Capital Corp. Chairman and CEO, Howard Levkowitz. “We truly value our long-term relationships with our bank lending partners, particularly in the current environment.”

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the Company carefully before investing. This information and other information about the Company are available in the Company’s filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the Company’s prospectus dated August 16, 2019 and its preliminary prospectus supplement dated November 19, 2019, the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2019, and the Company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT:

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com